CALCULATION AGENCY AGREEMENT
                                       Between
                          MORGAN STANLEY & CO. INCORPORATED
                                         and
                                      PP&L, INC.


                    This Calculation Agency Agreement (the "Agreement"), dated as of May 5, 1998, is made between PP&L, Inc. (the "Company") and Morgan Stanley & Co. Incorporated (the
          "Calculation Agent").

                    The Company proposes to issue and sell its First Mortgage Bonds, 6 1/8% REset Put Securities Series Due 2006 (the "Bonds"), described in a Prospectus Supplement dated April 28, 1998 (the "Prospectus Supplement"), to the Prospectus dated April 2, 1998 (the "Prospectus"), and issued pursuant to a Mortgage and Deed of Trust dated as of October 1, 1945, between the Company and Bankers Trust Company (successor to Morgan Guaranty Trust Company of New York), as Trustee, as amended and supplemented by sixty-six supplemental indentures (as so amended and supplemented, the "Indenture"), in an aggregate principal amount of $200,000,000. The Bonds will be issued and the terms thereof established in accordance with the Indenture, the form of bond (the "Form of Bond"), the Prospectus Supplement and the Prospectus included in the registration statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") (Registration No. 333-48809). The Company may from time to time file with the Commission additional registration statements and prospectuses relating to the Bonds. The interest rate on the Bonds will be 6 1/8% upon issuance and may be reset in accordance with Section 3 hereof and the Form of Bond attached hereto as Appendix A. Capitalized terms used but not defined herein shall have the same meanings as in the Form of Bond.

                    SECTION 1.  Appointment of Calculation Agent.  The
                                --------------------------------
          Company hereby appoints Morgan Stanley & Co. Incorporated as the Calculation Agent for the purpose of calculating the Coupon Reset Rate (as defined below).

                    SECTION 2.  Status of Calculation Agent.  Any acts
                                ---------------------------
          taken by the Calculation Agent under this Agreement or in connection with any Bonds, including, specifically, but without limitation, the calculation of any interest rate for the Bonds, shall be deemed to have been taken by the Calculation Agent solely in its capacity as an agent acting on behalf of the Company and shall not create or imply any obligation to, or any agency or trust relationship with, any of the owners or holders of the Bonds.

                    SECTION 3.  Coupon Reset Process.  If the Call Option
                                --------------------
          is exercised in accordance with the terms of the Form of Bond under "Call Option; Put Option", then the following steps (the "Coupon Reset Process") shall be taken in order to determine the interest rate to be paid on the Bonds from and including the Coupon Reset Date to the Final Maturity Date. The Company and the Calculation Agent shall use reasonable efforts to cause the actions contemplated below to be completed in as timely a manner as possible.

                    (i) The Company shall provide the Calculation Agent
               with (a) a list (the "Dealer List"), no later than five Business Days prior to the Coupon Reset Date, containing the names and addresses of three dealers, one of which shall be Morgan Stanley & Co. Incorporated, from which the Company desires the Calculation Agent to obtain the Bids (as defined below) for the purchase of such Bonds, and (b) a copy of any other material reasonably requested by the Calculation Agent to facilitate a successful Coupon Reset Process.

                    (ii) Within one Business Day following receipt by the
               Calculation Agent of the Dealer List, the Calculation Agent shall provide to each dealer ("Dealer") on the Dealer List
               (a) a copy of the Prospectus Supplement and the Prospectus, relating to the offering of the Bonds, (b) a copy of the Form of Bond and (c) a written request that each such Dealer submit a Bid to the Calculation Agent by 12:00 noon, New York time, on the third Business Day prior to the Coupon Reset Date (the "Bid Date"). The time on the Bid Date upon which Bids will be requested may be changed by the Calculation Agent to as late as 3:00 p.m. New York City time. "Bid" shall mean an irrevocable written offer given by a Dealer for the purchase of all of the Bonds settling on the Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to maturity on the Bonds ("Yield to Maturity"). Each Dealer shall also be provided with (a) the name of the Company, (b) an estimate of the Purchase Price (which shall be stated as a US Dollar amount and be calculated by the Calculation Agent in accordance with clause (iii) below), (c) the principal amount and Maturity Date of the Bonds and (d) the method by which interest will be calculated on the Bonds.

                    (iii) The purchase price to be paid by any Dealer for
               the Bonds (the "Purchase Price") shall be equal to (a) the principal amount of the Bonds, plus (b) a premium (the "Bond Premium") which shall be equal to the excess, if any, of (1) the discounted present value to the Coupon Reset Date of a bond with a maturity of May 1, 2006 which has an interest rate of 5.72%, semi-annual interest payments on each May 1 and November 1, commencing November 1, 2001, and a principal amount equal to the principal amount of the Bonds, and assuming a discount rate equal to the Treasury Rate over (2) the principal amount of Bonds. The "Treasury Rate" means the per annum rate equal to the offer side yield to maturity of the current on-the-run 5-year United States Treasury security per Telerate page 500, or any successor page, at 11:00 a.m., New York time, on the Bid Date (or such other date and time that may be agreed upon by the Company and the Calculation Agent) or, if such rate does not appear on Telerate page 500, or any successor page, at such time, such rate on GovPx End-of-Day Pricing at 3:00 p.m., New York time, on the Bid Date (or such other date and time that may be agreed upon by the Company and the Calculation Agent).

                    (iv) The Calculation Agent shall provide written notice
               to the Company by 12:30 p.m., New York time, on the Bid Date (or within 1/2 hour following the deadline for submission of Bids, if the deadline has been extended as provided above) setting forth (a) the names of each of the Dealers from whom such Calculation Agent received Bids on the Bid Date, (b) the Bid submitted by each such Dealer and (c) the Purchase Price as determined pursuant to paragraph (iii) hereof. Except as provided below, the Calculation Agent shall thereafter select from the Bids received the Bid with the lowest Yield to Maturity (the "Selected Bid"); provided,
                                                              --------
               however, that if such Calculation Agent has not received a
               -------
               timely Bid from a Dealer on or before the Bid Date, the Selected Bid shall be the lowest of all Bids received by such time; and provided further that if any two or more of
                              -------- -------
               the lowest Bids submitted are equivalent, the Company shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected Bid). The Calculation Agent shall set the Coupon Reset Rate equal to the lesser of 9% (the "Maximum Rate") and the rate required to produce a semi-annual bond equivalent yield on the Bonds equal to the Yield to Maturity indicated by the Selected Bid and assuming a purchase price of 100% plus the Bond Premium on the Coupon Reset Date and payment of the Bonds on the Final Maturity Date. The Calculation Agent will notify the Dealer that submitted the Selected Bid by 4:00 p.m., New York time, on the Bid Date that its Bid was determined to be the Selected Bid.

                    (v) Immediately after calculating the Coupon Reset
               Rate, the Calculation Agent shall provide written notice to the Company and the Trustee, setting forth such Coupon Reset Rate. At the request of the Holders, the Calculation Agent will provide to the Holders the Coupon Reset Rate. The Coupon Reset Rate for such Bonds will be effective from and including the Coupon Reset Date.

                    (vi) The Callholder shall sell such Bonds to the Dealer
               that made the Selected Bid at the Purchase Price; such sale to be settled on the Coupon Reset Date in immediately available funds.

                    (vii) In the event that the Call Option is terminated
               in accordance with its terms, the Coupon Reset Process shall also terminate.

                    SECTION 4.  Rights and Liabilities of the Calculation
                                -----------------------------------------
          Agent.  The Calculation Agent shall incur no liability for, or in
          -----
          respect of, any action taken, omitted to be taken or suffered by it in reliance upon any certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine. Any order, certificate, affidavit, instruction, notice, request, direction, statement or other communication from the Company made or given by it and sent, delivered or directed to the Calculation Agent under, pursuant to, or as permitted by, any provision of this Agreement shall be sufficient for purposes of this Agreement if such communication is in writing and signed by any officer or attorney-in-fact of the Company. The Calculation Agent may consult with counsel satisfactory to it and the advice of such counsel shall constitute full and complete authorization and protection of such Calculation Agent with respect to any action taken, omitted to be taken or suffered by it hereunder in good faith and in accordance with and in reliance upon the advice of such counsel.

                    SECTION 5.  Right of Calculation Agent to Own Bonds.
                                ---------------------------------------
          The Calculation Agent, in its individual capacity, and its officers, employees and shareholders, may buy, sell, hold and deal in the Bonds and may exercise any vote or join in any action which any holder of the Bonds may be entitled to exercise or take as if it were not the Calculation Agent. The Calculation Agent, in its individual capacity as such, may also engage in or have an interest in any transaction with the Company or its affiliates as if it were not the Calculation Agent.

                    SECTION 6.  Duties of Calculation Agent.  In acting
                                ---------------------------
          under this Agreement in connection with the Bonds, the Calculation Agent shall be obligated only to perform such duties as are specifically set forth herein and no other duties or obligations on the part of such Calculation Agent, in its capacity as such, shall be implied by this Agreement. In acting under this Agreement, the Calculation Agent (in its capacity as such) assumes no obligation towards, or any relationship of agency or trust for or with, the holders of the Bonds.

                    SECTION 7.  Registration Procedures.  If, at any time
                                -----------------------
          when a prospectus is required by the Securities Act of 1933 (the "Act") to be delivered in connection with sales of the Bonds (including any sale of Bonds by a Callholder or the underwriters of the Bonds set forth in the Prospectus Supplement (the "Underwriters") or any of their affiliates following any exercise of the Bond Call Option), any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend any registration statement or amend or supplement any prospectus or prospectus supplement in order that such prospectus or prospectus supplement will not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend any registration statement or file a new registration statement or amend or supplement any prospectus or issue a new prospectus or prospectus supplement in order to comply with the requirements of the Act or the Commission s interpretations of the Act, the Company shall prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make any such registration statement or any such prospectus or prospectus supplement comply with such requirements, or prepare and file any such new registration statement and prospectus as may be necessary for such purpose, and furnish to the Underwriters such number of copies of such amendment, supplement, prospectus or other documents as they may reasonably request. In addition, the Company shall, in connection with any such sale of the applicable principal amount of Bonds by a Callholder or the Underwriters or any of their affiliates following the exercise by such Callholder of its Bond Call Option in which a prospectus is required by the Act to be delivered, (i) execute and deliver or cause to be executed and delivered legal documentation (including, without limitation, a purchase agreement or underwriting agreement with customary indemnities and contribution, covenants, representations and warranties, expense provisions, conditions, comfort letters and legal opinions) in form and substance reasonably satisfactory to such Callholder, (ii) provide promptly upon request updated consolidated financial statements to the date of its latest report filed with the Commission, and (iii) to the extent the Company and the Callholder deem reasonably necessary for successful completion of the Coupon Reset Process, make available senior management of the Company for road show and one-on-one presentations. This Section 7 shall not supercede or modify the provisions of Section 6(e) of the Underwriting Agreement referred to in the Prospectus Supplement with respect to the negotiated public offering and sale of the Bonds pursuant to such Underwriting Agreement and the Prospectus Supplement and the Basic Prospectus referred to therein.

                    SECTION 8.  Resignation of the Calculation Agent.  The
                                ------------------------------------
          Calculation Agent may resign at any time as Calculation Agent, such resignation to be effective ten Business Days after the delivery to the Company and the Trustee of notice of such resignation. The Company may appoint a new Calculation Agent other than the incumbent Calculation Agent if the incumbent Calculation Agent resigns. If a new Calculation Agent is appointed pursuant to this Section 8, the Company shall provide the Trustee with notice thereof.

                    SECTION 9.  Appointment of Successor Calculation Agent.
                                ------------------------------------------
          Any successor Calculation Agent appointed by the Company pursuant to the provisions of Section 8 or by a court of competent jurisdiction shall execute and deliver to the incumbent Calculation Agent and to the Company an instrument accepting such appointment and thereupon such successor Calculation Agent shall, without any further act or instrument, become vested with all the rights, immunities, duties and obligations of the incumbent Calculation Agent, with like effect as if originally named as initial Calculation Agent hereunder, and the incumbent Calculation Agent shall thereupon be obligated to transfer and deliver, and such successor Calculation Agent shall be entitled to receive and accept, copies of any available records maintained by the incumbent Calculation Agent in connection with the performance of its obligations hereunder.

                    SECTION 10.  Indemnification.  The Company shall
                                 ---------------
          indemnify and hold harmless Morgan Stanley & Co. Incorporated, or any successor Calculation Agent thereof, and their respective officers and employees from and against all actions, claims, damages, liabilities and losses, and costs and expenses related thereto (including but not limited to reasonable legal fees and costs) relating to or arising out of actions or omissions in any capacity hereunder, except actions, claims, damages, liabilities, losses, costs and expenses caused by the bad faith, gross negligence or wilful misconduct of Morgan Stanley & Co. Incorporated or any successor Calculation Agent, or their respective officers or employees. This Section 10 shall survive the termination of the Agreement and the payment in full of all obligations under the Bonds, whether by redemption, repayment or otherwise.

                    SECTION 11.  Merger, Consolidation or Sale of Business
                                 -----------------------------------------
           by Calculation Agent.  Any corporation or other entity into
          ---------------------
          which the Calculation Agent may be merged, converted or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which such Calculation Agent may be a party, or any corporation or other entity to which such Calculation Agent may sell or otherwise transfer all or substantially all of its business, shall, to the extent permitted by applicable law, become the Calculation Agent under this Agreement without the execution of any document or any further act by the parties hereto.

                    SECTION 12.  Notices.  Any notice or other
                                 -------
          communication required to be given hereunder shall be delivered in person, sent by letter, telecopy or telex or communicated by telephone (subject, in the case of communication by telephone, to written confirmation dispatched within twenty-four (24) hours) to the addresses given below or such other address as each party hereto may subsequently designate in writing.

                        To the Company:

                                        PP&L, Inc.
                                        Two North Ninth Street
                                        Allentown, PA  18101
                                        Attention: Treasurer

                                        Telephone No.:610-774-5151
                                        Telecopy No.:610-774-5106

                        To the Trustee:

                                        Bankers Trust Company
                                        4 Albany Street
                                        New York, N.Y. 10008
                                        Attention: Scott Thiel

                                        Telephone No.:212-250-8327
                                        Telecopy No.:212-250-6392

                        To the Calculation Agent:

                                        Morgan Stanley & Co. Incorporated
                                        1585 Broadway, 3rd Floor
                                        New York, New York 10036
                                        Attention:  DPG

                                        Telephone No:  (212) 761-2566
                                        Telecopy No.:  (212) 761-0580

          Any notice hereunder given by telecopy or telex shall be deemed to have been given when transmitted. Any notice hereunder given by letter shall be deemed to have been given five business days after mailing such notice.

                    SECTION 13.  Benefit of Agreement.  Except as provided
                                 --------------------
          herein, this Agreement is solely for the benefit of the parties hereto and their successors and assigns, and no other person shall acquire or have any rights under or by virtue hereof. The terms "successors" and "assigns" shall not include any purchasers of any Bonds merely because of such purchase.

                    SECTION 14.  Governing Law.  This Agreement shall be
                                 -------------
          governed by and construed in accordance with the laws of the State of New York applicable to agreements entered into and performed in such State.

                    SECTION 15.  Severability.  If any provision of this
                                 ------------
          Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

                    SECTION 16.  Counterparts.  This Agreement may be
                                 ------------
          executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same instrument.

                    SECTION 17.  Amendments.  This Agreement may be amended
                                 ----------
          by any instrument in writing executed and delivered by each of the parties hereto.

                    IN WITNESS WHEREOF, this Agreement has been entered into as of the fifth day of May, 1998.


          PP&L, INC.


          By:
             ---------------------------
             Name:


          MORGAN STANLEY & CO. INCORPORATED


          By:
             ---------------------------
             Name:
             Title:

                                      Appendix A

                                    (Form of Bond)